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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  December 14, 2004

                                  MetLife, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            1-15787                                      13-4075851
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    (Commission File Number)                   (IRS Employer Identification No.)


      200 Park Avenue, New York, New York                      10166-0188
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   (Address of Principal Executive Offices)                    (Zip Code)

                                  212-578-2211
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On December 14, 2004, the MetLife, Inc. board of directors (the "Board") approved the MetLife Leadership Deferred Compensation Plan (the "Leadership Plan"). The Leadership Plan allows officers and certain other employees of MetLife, Inc. affiliates to defer the receipt of salary, annual incentive compensation, and long-term incentive compensation payable in cash on and after January 1, 2005, and to defer the receipt of long-term incentive compensation payable in shares of MetLife, Inc. common stock on and after April 15, 2005, thereby deferring payment by participant of federal and most state income taxes on those amounts. Amounts deferred, once chosen, may not be changed by a participant, except in cases of hardship. Metlife, Inc. will match the value of participants' deferred compensation to the same extent that such compensation would have been matched under applicable savings and investment plans had it not been deferred under the Leadership Plan. Interest or simulated investment returns on deferred compensation is not determined on an above-market basis. The Leadership Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Amounts deferred under the Leadership Plan are unsecured obligations of MetLife, Inc.

     On December 14, 2004, the Board also approved the MetLife Non-Management Director Deferred Compensation Plan (the "Directors' Plan"). The Directors' Plan allows directors, other than those who are employees of MetLife, Inc. or its affiliates, to defer the receipt of director fees, including compensation payable in shares of MetLife, Inc. common stock, payable on and after January 1, 2005, thereby deferring payment by the participant of federal and most state income taxes on those amounts. Amounts deferred, once chosen, may not be changed by a participant except in cases of hardship. Interest or simulated investment returns on deferred compensation is not determined on an above-market basis. The Directors' Plan is intended to comply with Section 409A of the Internal Revenue Code. Amounts deferred under the Directors' Plan are unsecured obligations of MetLife, Inc.

     On December 14, 2004, the Board also adopted a performance measure, from a selection of performance measures provided under Article 5 of the MetLife Annual Variable Incentive Plan ("AVIP"), which will govern the eligibility for awards under the AVIP of the Chief Executive Officer and each of MetLife, Inc.'s other officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Section 16 Officers"). The Board selected as the performance measure for awards under the AVIP, MetLife, Inc.'s net income excluding after-tax net investment gains and losses,excluding settlement payments on derivative instruments not qualifying for hedge accounting treatment, and the cumulative effect of a change in accounting, determined according to generally accepted accounting principles, subject to the maximum award limit under the AVIP. The Compensation Committee of the Board retains the discretion to reduce the AVIP awards for the Chief Executive Officer and Section 16 Officers below the amount determined pursuant to the selected performance measure.

Item 8.01 Other Events.

     On December 17, 2004, MetLife, Inc. issued a press release regarding an inquiry by the Securities and Exchange Commission at its subsidiary, New England Life Insurance Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) 99.1 Press release of MetLife, Inc. dated December 17, 2004 regarding an inquiry by the Securities and Exchange Commission at its subsidiary, New England Life Insurance Company.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                METLIFE, INC.

                                By:   /s/ Gwenn L. Carr
                                      ------------------------------------------
                                      Name: Gwenn L. Carr
                                      Title: Senior Vice-President and Secretary

Date: December 20, 2004



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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number           Exhibit
-------          -------
99.1             Press release of MetLife, Inc. dated December 17, 2004
                 regarding an inquiry by the Securities and Exchange Commission at its subsidiary, New England Life Insurance Company.